UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On January 28, 2019, Taronis Technologies, Inc., formerly known as MagneGas Applied Technology Solutions, Inc. (the “Company”) issued a press release and filed a corresponding Current Report on Form 8-K with the SEC, which stated that the City of San Diego had elected to use MagneGas2 as its metal cutting fuel of choice and that this was the first major city contract for the adoption of the Company’s metal cutting fuels. The Company has determined that it is necessary to correct its prior disclosure. The Company has an approval and a written authorization from the City of San Diego’s Fleet Operations to move forward with the procurement of gas and other hard goods from the Company at three different locations within the City. This procurement covers more than one division within the municipality, and was received from a city official with sufficient authority to approve the procurement process. In the welding supply and gas distribution business purchases and sales of hard goods and gases are typically made through a process whereby a purchaser receives a quote for goods from the seller and then places an order which is later memorialized in a purchase order. The Company treats purchase orders as contracts and made its prior disclosure with that treatment in view, however, the Company does not have any formal binding contracts, agreements or long-term purchase commitments with the City of San Diego beyond the existing approval, nor any commitment that any of the Company’s products will be purchased as the products of choice for their respective applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer